UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2017

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 13, 2017, TC PipeLines GP, Inc., a Delaware corporation (the "General Partner"), the general partner of TC PipeLines, LP, a Delaware limited partnership (the "Partnership"), entered into Amendment No. 1 (the "Amendment") to the Third Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP, dated as of April 1, 2015 (the "Partnership Agreement"), in response to certain changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the "BBA") relating to partnership audit and adjustment procedures.  The Amendment makes certain revisions to the Partnership Agreement that are designed to facilitate the General Partner's obligations as the "Partnership Representative" under the BBA.  The Amendment is effective as of December 13, 2017.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
(d)            Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated December 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  December 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated December 13, 2017.

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